Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the following Registration Statements of 1st Constitution Bancorp:

Form S-3 File No. 333-183352
Form S-3 File No. 333-157012
Form S-8 File No. 333-184412
Form S-8 File No. 333-143188
Form S-8 File No. 333-132474
Form S-8 File No. 333-98177
Form S-8 File No. 333-188843

of our report dated March 22, 2013, related to the consolidated financial statements of Rumson-Fair Haven Bank & Trust Company, which appears in this Current Report on Form 8-K/A of 1st Constitution Bancorp dated April 25, 2014.

/s/ ParenteBeard LLC

Clark, New Jersey
April 25, 2014